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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 8 to Registration No. 333-01995 of Morgan Stanley Income Builder Fund, formerly Morgan Stanley Dean Witter Income Builder Fund, on Form N-1A of our report dated November 12, 2001, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
November 26, 2001